                                                                      EXHIBIT 12
                                                                   (PAGE 1 0F 2)


                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                     (Amounts in thousands, except ratios)

                                  (Unaudited)

                                     FOR THE
                                THREE MONTHS ENDED                           FOR THE YEARS ENDED DECEMBER 31,(a)(b)
                          -------------------------------      -------------------------------------------------------------------
                            March 31,         March 31,
                              2001             2000                2000        1999         1998         1997          1996
                          ------------     --------------      ----------   ---------    ----------    ---------     -----------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
  Income (loss) from
   continuing
   operations before
   income taxes,
   cumulative effect
   of changes in
   accounting
   principles and
   extraordinary items      ($29,230)        ($61,644)           $225,424     $170,164     $459,446      $425,082      $536,756

  Less (plus)
   minority interest
   and undistributed
   income (loss) of less-
   than-majority-owned
   affiliates, net               123              195                 440          145         (165)         (144)          303

  Add:
     Interest expense         34,944           24,356             152,979      131,609      110,833        90,130       100,226
     Appropriate
      portion of
      rents (c)                4,325            3,288              14,748       11,974       16,262        17,665        19,527
                          ----------      -----------          ----------   ----------   ----------    ----------    ----------
 Earnings available
  for fixed charges        $  10,162         ($33,805)           $393,591     $313,892     $586,376      $532,733      $656,812
                          ==========      ===========          ==========   ==========   ==========    ==========    ==========
FIXED CHARGES:
 Interest expense          $  34,944        $  24,356            $152,979     $131,609     $110,833      $ 90,130      $100,226
  Capitalized interest             -               49                 507          527          993           991         1,789
  Appropriate portion
   of rents (c)                4,325            3,288              14,748       11,974       16,262        17,665        19,527
                          ----------      -----------          ----------    ---------   ----------    ----------    ----------
  Fixed charges            $  39,269        $  27,693            $168,234     $144,110     $128,088      $108,786      $121,542
                          ==========      ===========          ==========    =========   ==========    ==========    ==========
Ratio of earnings
 to fixed charges               0.26 (d)        (1.22)(e)            2.34 X       2.18 X       4.58 X        4.90 X        5.40 X
                          ==========      ===========          ==========    =========   ==========   ===========    ==========

(a) Although Mattel merged with The Learning Company, Inc. ("Learning Company") in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was seported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to fixed charges for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco Toys, Inc. ("Tyco") into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges by $29.1 million for the three-month period ended March 31, 2001.

(e) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $61.5 million for the three-month period ended March 31, 2000.

                                                                      EXHIBIT 12
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                     (Amounts in thousands, except ratios)

                                  (Unaudited)




                                   FOR THE
                              THREE MONTHS ENDED                             FOR THE YEARS ENDED DECEMBER 31, (a)(b)
                          -----------------------------         -----------------------------------------------------------------
                            March 31,         March 31,
                              2001             2000                2000         1999         1998          1997          1996
                          -----------------------------         -----------------------------------------------------------------
EARNINGS AVAILABLE
 FOR FIXED CHARGES:
  Income (loss) from
    continuing
    operations before
    income taxes,
    cumulative effect
    of changes in
    accounting
    principles and
    extraordinary items         ($29,230)        ($61,644)           $225,424     $170,164     $459,446      $425,082     $536,756
  Less (plus) minority
    interest and
    undistributed
    income (loss)
    of less-than-
    majority-owned
    affiliates, net                  123              195                 440          145         (165)         (144)         303
  Add:
     Interest expense             34,944           24,356             152,979      131,609      110,833        90,130      100,226
     Appropriate
      portion of
      rents (c)                    4,325            3,288              14,748       11,974       16,262        17,665       19,527
                              ----------        ---------          ----------   ----------   ----------    ----------   ----------
 Earnings available
  for fixed charges              $10,162         ($33,805)           $393,591     $313,892     $586,376      $532,733     $656,812
                              ==========        =========          ==========   ==========   ==========    ==========   ==========
FIXED CHARGES:
  Interest expense               $34,944          $24,356            $152,979     $131,609     $110,833       $90,130     $100,226
  Capitalized interest                 -               49                 507          527          993           991        1,789
  Dividends - Series
    B preferred stock                  -                -                   -            -            -         2,537        3,406
  Dividends - Series C
    preferred stock                    -                -                   -        3,980        7,960         7,968        3,985
  Appropriate portion
    of rents (c)                   4,325            3,288              14,748       11,974       16,262        17,665       19,527
                              ----------        ---------          ----------   ----------   ----------    ----------   ----------
Fixed charges                    $39,269          $27,693            $168,234      $148,098    $136,048      $119,291     $128,933
                              ==========        =========          ==========   ==========   ==========    ==========   ==========
Ratio of earnings to
 combined fixed
 charges and
  preferred stock dividends         0.26 (d)        (1.22) (e)           2.34 X      2.12 X        4.31 X        4.47 X       5.09 X
                              ==========        =========          ==========   ==========   ==========    ==========   ==========


(a) Although Mattel merged with Learning Company in May 1999, the results of operations of Learning Company have not been included in this calculation since the Consumer Software segment was reported as a discontinued operation effective March 31, 2000.

(b) The ratio of earnings to combined fixed charges and preferred stock dividends for 1996 and 1997 has been restated for the effects of the March 1997 merger of Tyco into Mattel, which was accounted for as a pooling of interests.

(c) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(d) Earnings did not cover fixed charges by $29.1 million for the three-month period ended March 31, 2001.

(e) Primarily as a result of a $53.1 million charge to earnings taken in the first quarter of 2000 related to the departure of certain senior executives, earnings did not cover fixed charges by $61.5 million for the three-month period ended March 31, 2000.